UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2016 (June 13, 2016)

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2016, Li3 Energy, Inc. (the “Company”) issued an unsecured promissory note in the principal amount of $200,000 (the “Notes”) to an accredited investor (the “Noteholder”). The Note bears interest at a rate of 10% per annum and matures (the “Maturity Date”) one year from the date of issuance.  At any time prior to the Maturity Date, the Noteholder may convert the unpaid principal and any accrued interest under the Note into shares of common stock of the Company (the “Common Stock”) at $0.0125 per share, subject to adjustment (the “Conversion Price”). If the Company consummates a merger, share exchange or asset sale (the “Transaction”) with Wealth Minerals Ltd., the unpaid principal and accrued interest under the Note will automatically convert into shares of Common Stock at the Conversion Price.

In the event the Transaction does not occur prior to the Maturity Date, the Company must seek the Noteholder’s consent to enter into any other debt transaction. In the event the Transaction results in the reduction of the Company’s ownership in the combined company to 40% or less, the Conversion Price will be reduced to $0.0100 per share. If the Company enters into any debt transaction with a lower conversation price while the Note is outstanding, the Conversion Price will be reduced to such lower price. The Conversion Price is also subject to adjustments for stock splits, stock dividends and combinations. The Note includes standard events of default including non-payment of the principal or accrued interest due on the Note. Upon an event of default, all obligations under the Note will become due and payable.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report on Form 8-K above is incorporated by reference herein.

The Note and the shares of Common Stock issuable upon conversion of the Note as described above (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such issuances will be made pursuant to the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Securities issued thereunder are restricted in accordance with Rule 144 under the Securities Act. The issuances did not involve any public offering; the Company made no solicitation in connection with the issuance of the Note other than communications with the Noteholder; the Company obtained representations from the Noteholder regarding its investment intent, knowledge and experience; the Noteholder either received or had access to adequate information about the Company to make an informed investment decision; the Company reasonably believed that the Noteholder was capable of evaluating the merits and risks of its investment; and the Securities to be issued thereunder will be issued with restricted securities legends.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 19, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated: June 20, 2016	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer